Exhibit 3.1

ARTICLES OF ORGANIZATION

OF

ASHLAND LLC

The undersigned, acting as the organizer, hereby forms a limited liability company under the laws of the Commonwealth of Kentucky, namely the Kentucky Limited Liability Company Act, Kentucky Revised Statutes Chapter 275 (the “Act”).

ARTICLE I

NAME

The name of this limited liability company is Ashland LLC (the “Company”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The Company’s initial registered agent is C T Corporation System, and the initial registered office of the Company is located at 306 West Main Street – Suite 512, in the City of Frankfort, County of Franklin, KY 40601.

ARTICLE III

PRINCIPAL ADDRESS

The mailing address of the initial principal office of the Company is 50 E. RiverCenter Blvd., Covington, KY 41011.

ARTICLE IV

MANAGEMENT

The management of the Company is reserved to its members, to be exercised in accordance with the Operating Agreement of the Company.

ARTICLE V

STATEMENT OF CONVERSION

The Company was formed by conversion from a corporation to a limited liability company in accordance with the Kentucky Limited Liability Act, KRS 275.376.

ARTICLE VI

FORMER NAME

The Company was formerly known as Ashland Inc.

ARTICLE VII

VOTING INFORMATION

The following table shows (1) the designation, number of outstanding shares, and number of votes to be cast by each voting group entitled to vote separately on the plan of conversion and (2) the total number of undisputed votes cast for the plan by unanimous written consent:

Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast	Number of Votes Represented by Unanimous Written Consent
Common Stock	1,000	1,000	1,000

ARTICLE VIII

EFFECTIVE TIME

These Articles of Organization shall be effective as of September 21, 2016, 12:01 a.m., Eastern Daylight Time.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this 20th day of September, 2016.

/s/ Michael S. Roe Name: Michael S. Roe
Title: ORGANIZER

STATEMENT OF CONSENT

Pursuant to KRS 275, the undersigned, as the initial registered agent in the Articles of Organization of ASHLAND LLC (the “Company”) effective as of September 21, 2016, 12:01 a.m. Eastern Daylight Time and filed with the Secretary of State of the Commonwealth of Kentucky on September 20, 2016, hereby consents to serve the Company in that capacity until such time as such appointment is terminated in accordance with the Kentucky Limited Liability Company Act.

C T Corporation System
By:	/s/ Kristen Bolden
Name: Kristen Bolden
Title: Assistant Secretary